                                                          EXHIBIT 4(d)
_______________________________________________________________________________

                     GENERAL ELECTRIC CAPITAL CORPORATION

                                      AND

                           THE CHASE MANHATTAN BANK,


                                              Trustee



                      ___________________________________


                          THIRD AMENDED AND RESTATED
                                   INDENTURE


                         Dated as of February 28, 1997


                      __________________________________



                                     Notes

_______________________________________________________________________________

          THIS THIRD AMENDED AND RESTATED INDENTURE, dated as of February 28, 1997, between GENERAL ELECTRIC CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company"), and THE CHASE MANHATTAN BANK, a bank duly organized and existing under the laws of the State of New York, as trustee (the "Trustee"),


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company has heretofore executed and delivered to Mercantile-Safe Deposit and Trust Company, a bank and trust company incorporated under the laws of the State of Maryland, as trustee, an indenture dated as of March 15, 1986 (the "Original Indenture"), providing for the issuance by the Company from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors, as supplemented by a First Supplemental Indenture dated as of December 15, 1987, amending certain provisions of the Original Indenture; and

          WHEREAS, the Company has heretofore executed and delivered to The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Prior Trustee"), an indenture dated as of June 15, 1994 (as supplemented, the "Amended and Restated Indenture"), amending and restating the Original Indenture, as supplemented; and

          WHEREAS, the Prior Trustee has heretofore resigned as trustee, and the Company has appointed the Trustee as successor trustee pursuant to an Instrument of Assignment, Appointment and Acceptance dated as of May 15, 1995, among the Company, the Prior Trustee and the Trustee; and

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of June 15, 1994 (the "Second Amended and Restated Indenture"), amending and restating the Amended and Restated Indenture, and which Second Amended and Restated Indenture was supplemented by a First Supplemental Indenture dated as of August 1, 1996, amending certain provisions of the Second Amended and Restated Indenture; and

          WHEREAS, the Second Amended and Restated Indenture incorporates by reference Articles One through Fourteen of the General Electric Capital Corporation Second Amended and Restated Standard Multiple-Series Indenture Provisions dated as of June 15, 1994 (the "Second Amended and Restated Standard Provisions"); and

          WHEREAS, it is provided in Section 10.01 of the Second Amended and Restated Indenture, among other things, that without the consent of the holder of any security issued under the Second Amended and Restated Indenture, the Company and the Trustee (as defined in the Second Amended and Restated Standard Provisions) may enter into indentures supplemental thereto to make provisions in regard to matters arising under the Second Amended and Restated Indenture which shall not adversely effect the interests of the holders of any such security; and

          WHEREAS, in accordance with Section 10.01 of the Second Amended and Restated Indenture, the Company desires, and the Trustee has agreed, to enter into this Third Amended and Restated Indenture to amend and restate the Second Amended and Restated Indenture and the Second Amended and Restated Standard Provisions in their entirety with effect from and after the date hereof; and

          WHEREAS, all acts and things necessary to make this Third Amended and Restated Indenture a valid agreement of the Company according to its terms, have been done and performed, and the execution and delivery of this Third Amended and Restated Indenture have in all respects been duly authorized,

                          NOW, THEREFORE, WITNESSETH:

          That in order to declare the terms and conditions upon which the Securities (as defined below) issued after the date hereof are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Securities by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any series thereof, that the Second Amended and Restated Indenture is hereby amended and restated, with effect only from and after the date hereof, in its entirety as follows:

                          Incorporation by Reference
                          --------------------------

          Solely for the purpose of this Third Amended and Restated Indenture and the Securities issued from and after the date hereof, the Second Amended and Restated Standard Provisions, as heretofore amended or supplemented, are deleted in their entirety and there is substituted in lieu thereof Articles One through Fourteen of the General Electric Capital Corporation Third Amended and Restated Standard Multiple-Series Indenture Provisions dated as of February 28, 1997 (the "Third Amended and Restated Standard Provisions"), which are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

          For purposes of this Third Amended and Restated Indenture, the terms "Security" or "Securities", when used in the Third Amended and Restated Standard Provisions, shall mean any Note or Notes, as the case may be, authenticated and delivered under this Third Amended and Restated Indenture.

          THE CHASE MANHATTAN BANK hereby accepts the trusts in this Third Amended and Restated Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, GENERAL ELECTRIC CAPITAL CORPORATION has caused this Third Amended and Restated Indenture to be signed and acknowledged by its Senior Vice President-Corporate Treasury and Global Funding Operation, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, and THE CHASE MANHATTAN BANK has caused this Third Amended and Restated Indenture to be signed and acknowledged by one of its Second Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Treasurers as of the day and year first written above.

[CORPORATE SEAL]    GENERAL ELECTRIC CAPITAL CORPORATION


                    By                /s/ Jeffrey S. Werner
                       --------------------------------------------------------
                       Name:  Jeffrey S. Werner
                       Title: Senior Vice President Corporate Treasury and Global Funding Operation
Attest:


       /s/ Bruce C. Bennett
------------------------------
Title:  Assistant Secretary



[CORPORATE SEAL]    THE CHASE MANHATTAN BANK


                    By           /s/ Mary Lewicki
                       ---------------------------------------------------------
                       Name:  Mary Lewicki
                       Title:  Second Vice President
Attest:


      /s/
------------------------------
Title:  Assistant Treasurer

STATE OF CONNECTICUT)
                      :  ss.:
COUNTY OF FAIRFIELD )


          On the 3rd day of June, 1997, before me personally came Jeffrey S. Werner, to me known, who, being by me duly sworn, did depose and say that he resides at 96 Southfield Avenue, Stamford, Connecticut 06902; that he is Senior Vice President Corporate Treasury and Global Funding Operation of GENERAL ELECTRIC CAPITAL CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


[NOTARIAL SEAL]



                                    /s/ Gail S. Theide
                                    ------------------
                                    Notary Public

STATE OF NEW YORK )
                     :  ss.:
COUNTY OF NEW YORK)


          On the 27th day of February, 1997, before me personally came Mary Lewicki, to me known, who, being by me duly sworn, did depose and say that she resides in Staten Island, New York; that she is a Second Vice President of THE CHASE MANHATTAN BANK, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.


[NOTARIAL SEAL]



                                    /s/ Della K. Benjamin
                                    ---------------------
                                    Notary Public